UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement

On April 27, 2023, Gain Therapeutics, Inc. (the “Company”), through its subsidiary, GT Gain Therapeutics SA, entered into a separation agreement and release with Salvatore Calabrese, the Company’s former Chief Financial Officer, effective as of April 27, 2023 (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Calabrese’s employment terminates effective April 30, 2023 (the “Termination Date”), and Mr. Calabrese is entitled to payment of accrued and unpaid salary through such date as well as €41,638 (approximately $45,802 based on the exchange rate as of April 27, 2023 of $1.10) constituting Mr. Calabrese’s discretionary annual bonus for 2022, paid in accordance with the Company’s standard payroll cycle. In addition, subject to Mr. Calabrese’s execution, non-revocation and delivery of, and compliance with the terms of, the Separation Agreement, Mr. Calabrese is entitled to payment of the following amounts on or prior to May 10, 2023: (A) an aggregate cash payment of approximately €266,482 (approximately $293,130 based on the exchange rate as of April 27, 2023 of $1.10), representing (i) 12 months’ base salary in effect as of the Termination Date (the “Severance Payment”) and (ii) the value of unused paid vacation accrued through the Termination Date, plus (B) reimbursement of attorney’s costs and fees in connection with the termination of Mr. Calabrese’s employment agreement with GT Gain Therapeutics SA, effective November 2, 2020 (the “Employment Agreement”), and with the review and negotiation of the Separation Agreement.

The Separation Agreement further provides that, subject to Mr. Calabrese’s execution, non-revocation and delivery of, and compliance with the terms of, the Separation Agreement, Mr. Calabrese’s outstanding unvested equity awards as of the Termination Date shall vest 100% as of the Termination Date, and Mr. Calabrese’s options to purchase shares of the Company’s common stock shall be exercisable for a period of 12 months following the Termination Date.

In addition, in the event of a “Change of Control,” as defined in the Employment Agreement, occurring on or prior to April 30, 2024, Mr. Calabrese will be entitled to the Change of Control benefits as set forth in Section 11.6 of the Employment Agreement, less the amount of the Severance Payment.

The Separation Agreement further provides that if the Company does not comply with its severance and other specified obligations under the Separation Agreement on or prior to May 10, 2023, the Separation Agreement will be considered null and void in its entirety, and the Employment Agreement will continue in effect through October 31, 2023.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release, by and between GT Gain Therapeutics SA and Salvatore Calabrese, dated April 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

	By:	/s/ Matthias Alder
Name: Matthias Alder
Title: Chief Executive Officer

Date: April 28, 2023

2